SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

                                  Bluefly, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                             001-14498            13-3612110
--------                             ---------            ----------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)

42 West 39th Street, New York, New York                                10018
---------------------------------------                                -----
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000

     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         On September 30, 2002, Bluefly, Inc. (the "Company") announced that it had issued and sold $1 million of Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock"), and $2 million of convertible demand promissory notes (the "Notes") to affiliates of Soros Private Equity Partners.

         The text of the press release relating to such investment is attached hereto as Exhibit 99.1, the Series C Preferred Stock and Note Purchase Agreement entered into in connection with such transaction is attached hereto as Exhibit
99.2 and the Certificate of Designations relating to the Series C Preferred Stock is attached hereto as Exhibit 99.3. Each of such Exhibits is incorporated herein by reference.

Item 7.  Financial Information and Exhibits.

(c)      Exhibits

99.1     Press release issued by the Company on September 30, 2002.

99.2 Series C Preferred Stock and Note Purchase Agreement, dated as of September 27, 2002, by and among the Company and the Investors listed on Schedule 1 thereto.

99.3 Certificate of Powers, Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BLUEFLY, INC.
                                        (Registrant)


Date:    October 1, 2002                By: /s/ Patrick C. Barry
                                          -------------------------
                                        Name:     Patrick C. Barry
                                        Title:    Chief Operating Officer and
                                                  Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.

99.1     Press release issued by the Company on September 30, 2002.

99.2 Series C Preferred Stock and Note Purchase Agreement, dated as of September 27, 2002, by and among the Company and the Investors listed on Schedule 1 thereto.

99.3 Certificate of Powers, Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company.